Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, OR 97204 News Release

FOR IMMEDIATE RELEASE
Feb. 16, 2023

Media Contact:	Investor Contact:
Sarah Hamaker	Jardon Jaramillo
Corporate Communications	Investor Relations
Phone: 435-513-0799	Phone: 503-464-7051

Portland General Electric announces 2022 financial results and initiates 2023 earnings guidance
•Full-year 2022 GAAP basis financial results of $2.60 per diluted share; full-year 2022 non-GAAP basis adjusted financial results of $2.74 per diluted share
•Initiating 2023 adjusted earnings guidance of $2.60 to $2.75 per diluted share and reaffirming 5% to 7% long-term earnings per share growth using 2022 non-GAAP adjusted base year
•2024 test year general rate case filed, focused on capital investments and policy items to support safe, reliable and clean energy service

PORTLAND, Oregon -- Portland General Electric Company (NYSE: POR) today reported net income based on generally accepted accounting principles (GAAP) of $233 million, or $2.60 per diluted share, for the year ended December 31, 2022, which includes the $0.14 per diluted share Wildfire and COVID deferral reversal charge resulting from the Oregon Public Utility Commission’s (OPUC) 2022 General Rate Case (GRC) Final Order deferral earnings test. After adjusting for the impact of the deferral reversal charge, non-GAAP net income was $245 million, or $2.74 per diluted share. This compares with GAAP net income of $244 million, or $2.72 per diluted share, for the year ended December 31, 2021. GAAP net income was $50 million, or $0.56 per diluted share, for the fourth quarter of 2022. This compares with GAAP net income of $66 million, or $0.73 per diluted share, for the fourth quarter of 2021.

“Our performance in 2022 laid a strong foundation for long-term growth as we took meaningful steps forward in our decarbonization journey, navigated historic power market volatility, and executed well in the face of severe weather,” said Maria Pope, PGE President and CEO. “As we continue to lead the way in the clean energy transition, affordable electricity has been and will be key, requiring further strategic investment in technologies and resources to increase resiliency throughout the State. Looking ahead, our priorities for 2023 and beyond remain grounded in providing safe, reliable, affordable and increasingly clean energy to customers and the communities we serve.”

2022 Year in Review
Key strategic accomplishments in 2022 included:

•Invested $811 million in capital assets to address customer growth, system hardening, resiliency infrastructure, and grid modernization;
•Entered into agreements with NextEra Energy Resources, LLC, to construct the 311 MW Clearwater Wind Project in Montana, with PGE owning 208 MW and acquiring the power from the remaining 103 MW of site output under a 30-year purchased power agreement (PPA);
•Executed a $499 million equity forward sale agreement to improve balance sheet metrics, fund system improvements, and accelerate clean energy investment;
•Received amortization approval from the OPUC for $131 million under the 2020 Labor Day Wildfire, 2021 February Ice Storm and 2021 Power Cost Adjustment Mechanism (PCAM) deferrals;

•Deployed innovative technologies, including cameras designed to detect wildfires in our service territory and the Advanced Distribution Management System which enables improved real-time management of our distribution network;
•Served 39% of retail customer load from specified non-emitting energy sources;
•Concluded the 2022 General Rate Case (GRC) with OPUC Order 22-129, which achieved a $814 million, or 17%, increase in rate base, accelerated depreciation of Colstrip to 2025, full recovery of the Integrated Operations Center and established a balancing account for PGE’s major storm damage recovery mechanism;
•Submitted $178 million in federal grant applications and concept papers to maximize allocation of available climate and infrastructure funding from federal programs and legislation. To date, PGE has submitted $478 million in grant applications and concept papers on behalf of customers for projects totaling approximately $945 million in project costs;
•Maintained customer satisfaction ratings for residential customers in the top decile of utilities nationwide, according to Escalent's National Energy Utility Benchmarking; and
•Continued our long-standing commitment to diversity, equity and inclusion and increased our supplier diversity spending to 14% of total supplier spending in 2022.

2022 Earnings Compared to 2021 Earnings
Total revenue increased, driven by continued growth in industrial demand, partially offset by a reduction in the average price of deliveries due to a varying customer mix. Net variable power costs were unfavorable due to high regional power prices, particularly in the third and fourth quarters. Operating and administrative expenses increased due to higher wildfire and vegetation management costs, storm expenses, and reductions to deferral amounts recorded in 2020 related to COVID and Wildfire expenses as a result of the 2022 GRC outcome. Depreciation and amortization expense increased driven by higher transmission and distribution asset balances. Interest expense increased due to higher long-term debt balances. Taxes other than income taxes increased due to higher property and payroll taxes. Other income increased as a result of a settlement gain from the buyout of a portion of PGE's post-retirement medical plan, offset partially by declines in the value of the non-qualified benefit plan trust assets. Tax expense increased due to a local tax flow-through adjustment that did not recur in 2022.

2023 Earnings Guidance
PGE is initiating full-year 2023 adjusted earnings guidance of $2.60 to $2.75 per diluted share based on the following assumptions:
•An increase in energy deliveries between 2.5% and 3%, weather adjusted;
•Normal temperatures in its utility service territory;
•Hydro conditions for the year that reflect current estimates;
•Wind generation based on five years of historical levels or forecast studies when historical data is not available;
•Normal thermal plant operations;
•Operating and maintenance expense between $695 million and $715 million which includes approximately $45 million of expenses that are offset in other income statement lines;
•Depreciation and amortization expense between $445 million and $465 million;
•Effective tax rate of 15% to 20%;
•Cash from operations of $700 to $750 million;
•Capital expenditures of $1,210 million; and
•Average construction work in progress balance of $520 million.

Company Updates
General Rate Case
On February 15, 2023, PGE filed a GRC based on a 2024 test year (2024 GRC) requesting an increase that, when including Colstrip related adjustments through a supplemental tariff, results in an overall average increase of approximately 14.0% in customer prices for 2024. The requested price increase includes an approximate 4.5% increase as a result of higher Net Variable Power Costs (NVPC) expected in 2024. The NVPC projection will be updated periodically during 2023. The Company’s 2024 GRC filing seeks recovery of investments to modernize our grid to meet growing demand, withstand extreme weather events, support increased renewable energy growth and reflect the rate of inflation since our last rate case in 2022, all in service of our capability to deliver safe, reliable, clean electricity to customers.

The requested price increase reflects:
•Return on equity of 9.8%
•Capital structure of 50% debt and 50% equity
•Cost of capital of 7.06%
•Rate base of $6.3 billion

As part of the GRC filing, PGE has proposed a new PCAM in order to enable Oregon’s decarbonization goals, better reflect current and future operating conditions, and create a more durable PCAM framework that supports customers. PGE’s proposal provides 90/10 sharing of power cost variances without a deadband mechanism and recovery of costs prudently incurred during specific, disruptive market conditions, subject to a rolling multi-year price increase cap of 2.5%.

Issuance of a final order by the Commission is expected in December 2023, with new prices effective January 1, 2024.

Renewable Energy and Non-Emitting Capacity Request for Proposal Update
In October 2022, as previously announced, PGE entered into agreements with NextEra Energy Resources, LLC to construct a 311 MW wind energy facility, which will be part of the larger Clearwater Wind development in Eastern Montana.
PGE continues to negotiate with remaining bidders on the final shortlist for renewable generation and non-emitting capacity resources, including PGE’s benchmark projects, as well as PPA options. Finalization of negotiations are expected in the first half of 2023. PGE filed a status report on December 1, 2022 with the OPUC on the current status of negotiations to meet the remaining 2021 All-Source RFP targets.
PGE is preparing a Clean Energy Plan (CEP), which will articulate the Company’s strategy to meet the 2030, 2035, and 2040 emission reduction targets, set by HB 2021, through an equitable transition to a decarbonized grid. PGE anticipates filing its first combined Integrated Resource Plan (IRP) and CEP with the OPUC on March 31, 2023. Additionally, PGE filed notice with the OPUC on January 31, 2023 that an RFP in 2023 is needed to procure resources to meet forecasted capacity needs and to make continued progress toward HB 2021’s decarbonization targets. These actions are consistent with the forthcoming 2023 IRP Action Plan and CEP. The filing includes PGE’s recommended timeline for obtaining necessary regulatory approvals and issuing the RFP to the market in the third quarter of 2023. PGE desires to select a final shortlist and submit a request for acknowledgment to the OPUC in December of 2023.

Quarterly dividend
As previously announced, on February 10, 2023, the board of directors of Portland General Electric Company approved a quarterly common stock dividend of $0.4525 per share. The quarterly dividend is payable on or before April 17, 2023 to shareholders of record at the close of business on March 27, 2023.

Fourth Quarter and Full Year 2022 Earnings Call and Webcast — Feb. 16, 2023
PGE will host a conference call with financial analysts and investors on Thursday, February 16, 2023, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A webcast replay will also be available on PGE's investor website "Events & Presentations" page beginning at 2 p.m. ET on February 16, 2023.

Maria Pope, President and CEO; Jim Ajello, Senior Vice President of Finance, CFO, Treasurer and CCO; and Jardon Jaramillo, Senior Director, Finance, Investor Relations, and Risk Management, will participate in the call. Management will respond to questions following formal comments.

Non-GAAP Financial Measures
This press release contains certain non-GAAP measures, such as adjusted earnings, adjusted EPS and adjusted earnings guidance. These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities, are infrequent in nature, or both. PGE believes that excluding the effects of these items provides a meaningful representation of the Company’s comparative earnings per share and enables investors to evaluate the Company’s ongoing operating financial performance. Management utilizes non-GAAP measures to assess the Company’s current and forecasted performance, and for communications with shareholders, analysts and investors. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Items in the periods presented, which PGE believes impact the comparability of comparative earnings and do not represent ongoing operating financial performance, include the following:

•Non-cash Wildfire and COVID deferral reversal charge associated with the year ended 2020, resulting from the OPUC’s 2022 GRC Final Order deferral earnings test.

Due to the forward-looking nature of PGE’s non-GAAP adjusted earnings guidance, management is unable to estimate specific items requiring adjustment, which could potentially impact the Company’s GAAP earnings (such as potential adjustments described above) for future periods and therefore cannot provide a reconciliation of non-GAAP adjusted earnings per share guidance to the most comparable GAAP financial measure without unreasonable effort.

PGE’s reconciliation of non-GAAP earnings for the year ended December 31, 2022 is below.

Non-GAAP Earnings Reconciliation for the year ended December 31, 2022

(Dollars in millions, except EPS)	Net Income	Diluted EPS
GAAP as reported for the year ended December 31, 2022	$233	$2.60
Exclusion of released deferrals related to 2020	17	0.19
Tax effect (1)	(5)	(0.05)
Non-GAAP as reported for the year ended December 31, 2022	$245	$2.74
(1) Tax effects were determined based on the Company’s full-year blended federal and state statutory tax rate.

# # #

About Portland General Electric Company
Portland General Electric (NYSE: POR) is a fully integrated energy company that generates, transmits and distributes electricity to over 900,000 customers in 51 cities across the state of Oregon. For more than 130 years, Portland General Electric (PGE) has powered the advancement of society, delivering safe, affordable, reliable and increasingly clean energy. To deliver on its strategy and meet state targets, PGE and its approximately 3,000 employees are committed to partnering with stakeholders to achieve at least an 80% reduction in greenhouse gas emissions from power served to customers by 2030 and 100% reduction by 2040. PGE customers set the standard for prioritizing clean energy with the No. 1 voluntary renewable energy program in the country. Additionally, for the fifth year in a row, PGE was recognized by the Bloomberg Gender-Equality Index which highlights companies committed to creating a more equal and inclusive workplace. As a reflection of the company's commitment to the community it serves, in 2022, PGE employees, retirees and the PGE Foundation donated nearly $5.5 million and volunteered more than 18,000 hours with more than 400 nonprofits across Oregon. For more information visit www.PortlandGeneral.com/news.

Safe Harbor Statement
Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of

1934, as amended. These forward-looking statements represent our estimates and assumptions as of the date of this report. The Company assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements include statements regarding the Company's full-year earnings guidance (including expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as "anticipates," “based on,” "believes," "conditioned upon," “considers,” "estimates," "expects," “forecast,” “goals,” “intends,” “needs,” “plans,” “predicts,” “projects,” “promises,“ “seeks,” "should," “subject to,” “targets,” or similar expressions.

Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: the timing or outcome of various legal and regulatory actions; changing customer expectations and choices that may reduce demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the Company's generation and battery storage facilities, including hydro conditions, wind conditions, disruption of transmission and distribution, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; delays in the supply chain and increased supply costs (including application of tariffs impacting solar module imports), failure to complete capital projects on schedule or within budget, failure of counterparties to perform under agreement, or the abandonment of capital projects, which could result in the Company's inability to recover project costs, or impact our competitive position, market share, revenues and project margins in material ways; default or nonperformance of counterparties from whom PGE purchases capacity or energy, which require the purchase of replacement power and renewable attributes at increased costs; complications arising from PGE’s jointly-owned plant, including ownership changes, regulatory outcomes or operational failures; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy market conditions, which could affect the availability and cost of purchased power and fuel; the development of alternative technologies; changes in capital and credit market conditions, including volatility of equity markets, reductions in demand for investment-grade commercial paper or interest rates, which could affect the access to and availability or cost of capital and result in delay or cancellation of capital projects or execution of the Company’s strategic plan as currently envisioned; general economic and financial market conditions, including inflation; the effects of climate change, whether global or local in nature; unseasonable or severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, third party liability or that may affect energy costs or consumption; the effectiveness of PGE’s risk management policies and procedures; PGE’s ability to effectively implement Public Safety Power Shutoffs (PSPS) and de-energize its system in the event of heightened wildfire risk; cyber security attacks, data security breaches, physical attacks and security breaches, or other malicious acts, which could disrupt operations, require significant expenditures, or result in claims against the Company; employee workforce factors, including potential strikes, work stoppages, transitions in senior management, and the ability to recruit and retain key employees and other talent and turnover due to macroeconomic trends; PGE business activities are concentrated in one region and future performance may be affected by events and factors unique to Oregon; widespread health emergencies or outbreaks of infectious diseases such as COVID-19, which may affect our financial position, results of operations and cash flows; failure to achieve the Company’s greenhouse gas emission goals or being perceived to have either failed to act responsibly with respect to the environment or effectively responded to legislative requirements concerning greenhouse gas emission reductions; and risks and uncertainties related to 2021 All-Source RFP final shortlist projects. As a result, actual results may differ materially from those projected in the forward-looking statements.

Risks and uncertainties to which the Company are subject are further discussed in the reports that the Company has filed with the United States Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov and on the Company’s website, investors.portlandgeneral.com. Investors should not rely unduly on any forward-looking statements.

POR
Source: Portland General Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Years Ended December 31,
	2022	2021	2020
Revenues:
Revenues, net	$2,636	$2,425	$2,151
Alternative revenue programs, net of amortization	11	(29)	$(6)
Total Revenues	2,647	2,396	2,145
Operating expenses:
Purchased power and fuel	988	822	708
Generation, transmission and distribution	348	310	293
Administrative and other	340	336	283
Depreciation and amortization	417	404	454
Taxes other than income taxes	157	146	138
Total operating expenses	2,250	2,018	1,876
Income from operations	397	378	269
Interest expense, net	156	137	136
Other income:
Allowance for equity funds used during construction	14	17	16
Miscellaneous income (expense), net	17	9	6
Other income, net	31	26	22
Income before income taxes	272	267	155
Income tax expense	39	23	—
Net income	$233	$244	$155

Weighted-average shares outstanding (in thousands):
Basic	89,290	89,481	89,485
Diluted	89,643	89,627	89,645

Earnings per share:
Basic	$2.61	$2.72	$1.73
Diluted	$2.60	$2.72	$1.72

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$165	$52
Accounts receivable, net	398	329
Inventories, at average cost:
Materials and supplies	63	51
Fuel	32	27
Regulatory assets—current	54	24
Other current assets	498	205
Total current assets	1,210	688
Electric utility plant:
In service	12,421	11,838
Accumulated depreciation and amortization	(4,423)	(4,146)
In service, net	7,998	7,692
Construction work-in-progress	467	313
Electric utility plant, net	8,465	8,005
Regulatory assets—noncurrent	473	533
Nuclear decommissioning trust	39	47
Non-qualified benefit plan trust	38	45
Other noncurrent assets	234	176
Total assets	$10,459	$9,494

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts)
(Unaudited)

	As of December 31,
	2022	2021
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$457	$244
Liabilities from price risk management activities—current	118	47
Current portion of long-term debt	260	—
Current portion of finance lease obligations	20	20
Accrued expenses and other current liabilities	641	457
Total current liabilities	1,496	768
Long-term debt, net of current portion	3,386	3,285
Regulatory liabilities—noncurrent	1,389	1,360
Deferred income taxes	439	413
Unfunded status of pension and postretirement plans	170	206
Liabilities from price risk management activities—noncurrent	75	90
Asset retirement obligations	257	238
Non-qualified benefit plan liabilities	83	95
Finance lease obligations, net of current portion	294	273
Other noncurrent liabilities	91	59
Total liabilities	7,680	6,787
Commitments and contingencies (see notes)
Shareholders’ equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding	—	—
Common stock, no par value, 160,000,000 shares authorized; 89,283,353 and 89,410,612 shares issued and outstanding as of December 31, 2022 and 2021, respectively	1,249	1,241
Accumulated other comprehensive loss	(4)	(10)
Retained earnings	1,534	1,476
Total shareholders’ equity	2,779	2,707
Total liabilities and shareholders’ equity	$10,459	$9,494

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Years Ended December 31,
	2022	2021	2020
Cash flows from operating activities:
Net income	$233	$244	$155
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	417	404	454
Deferred income taxes	6	5	(23)
Allowance for equity funds used during construction	(14)	(17)	(16)
Pension and other postretirement benefits	13	24	22
Other post retirement benefits settlement gain	(11)	—	—
Decoupling mechanism deferrals, net of amortization	(11)	29	6
Amortization of net benefits due to Tax Reform	—	—	(23)
Stock-based compensation	15	14	11
Deferral of incremental storm costs	(5)	(67)	—
2020 Labor Day Wildfire deferral	—	(30)	(15)
2020 Labor Day Wildfire earnings test reserve	15	—	—
Deferral of wildfire mitigation costs	(28)	—	—
Other non-cash income and expenses, net	54	(10)	23
Changes in working capital:
Increase in receivables and unbilled revenues	(66)	(64)	(24)
(Increase) decrease in margin deposits	(80)	(29)	8
Increase in payables and accrued liabilities	157	61	26
Increase in margin deposits from wholesale counterparties	82	58	—
Other working capital items, net	(22)	(21)	17
Contribution to non-qualified employee benefit trust	(9)	(11)	(11)
Asset retirement obligation settlements	(27)	(18)	(18)
Other, net	(45)	(40)	(25)
Net cash provided by operating activities	674	532	567
Cash flows from investing activities:
Capital expenditures	(766)	(636)	(784)
Purchases of nuclear decommissioning trust securities	(3)	(10)	(6)
Sales of nuclear decommissioning trust securities	3	12	9
Proceeds from sale of properties	13	4	—
Other, net	(5)	(26)	(6)
Net cash used in investing activities	(758)	(656)	(787)

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
(In millions)
(Unaudited)

	Years Ended December 31,
	2022	2021	2020
Cash flows from financing activities:
Proceeds from issuance of long-term debt	$360	$400	$549
Payments on long-term debt	—	(160)	(98)
Borrowings on short-term debt	—	200	275
Payments on short-term debt	—	(350)	(125)
Proceeds from Pelton/Round Butte financing arrangement	25	—	—
Dividends paid	(158)	(150)	(140)
Repurchase of common stock	(18)	(12)	—
Other	(12)	(9)	(14)
Net cash provided by (used in) financing activities	197	(81)	447
Increase (decrease) in cash and cash equivalents	113	(205)	227
Cash and cash equivalents, beginning of year	52	257	30
Cash and cash equivalents, end of year	$165	$52	$257

Supplemental disclosures of cash flow information:
Cash paid for:
Interest, net of amounts capitalized	$128	$120	$113
Income taxes	37	16	17
Non-cash investing and financing activities:
Accrued capital additions	111	87	72
Accrued dividends payable	42	40	38

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Years Ended December 31,
	2022		2021		2020
Retail revenues (dollars in millions):
Residential	$1,158	52%	$1,118	54%	$1,030	53%
Commercial	735	33	708	34	634	33
Industrial	312	14	279	13	246	13
Subtotal	2,205	99	2,105	101	1,910	99
Alternative revenue programs, net of amortization	11	1	(29)	(1)	(6)	—
Other accrued revenues, net	7	—	2	—	28	1
Total retail revenues	$2,223	100%	$2,078	100%	$1,932	100%
Retail energy deliveries (MWh in thousands):
Residential	8,088	38%	7,978	39%	7,756	40%
Commercial	7,198	34	7,193	35	6,855	35
Industrial	5,945	28	5,361	26	4,932	25
Total retail energy deliveries	21,231	100%	20,532	100%	19,543	100%
Average number of retail customers:
Residential	809,573	88%	800,372	88%	791,119	88%
Commercial	112,602	12	111,569	12	110,851	12
Industrial	269	—	268	—	267	—
Total	922,444	100%	912,209	100%	902,237	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Heating Degree-Days			Cooling Degree-Days
	2022	2021	15-Year Average	2022	2021	15-Year Average
1st quarter	1,761	1,805	1,846	—	—	—
2nd quarter	760	498	625	75	238	100
3rd quarter	6	54	72	745	600	467
4th quarter	1,576	1,471	1,560	45	—	2
Total	4,103	3,828	4,103	865	838	569
Increase (decrease) from the 15-year average	—%	(7)%		52%	47%
Note: “Average” amounts represent the 15-year rolling averages provided by the National Weather Service (Portland Airport).

	Years Ended December 31,
	2022		2021
Sources of energy (MWh in thousands):
Generation:
Thermal:
Natural gas	8,242	31%	9,306	37%
Coal	2,186	8	2,060	8
Total thermal	10,428	39	11,366	45
Hydro	1,027	4	1,073	4
Wind	1,765	7	2,316	9
Total generation	13,220	50	14,755	58
Purchased power:
Hydro	6,297	24	4,789	19
Wind	824	3	989	4
Solar	723	3	501	2
Natural Gas	33	—	63	—
Waste, Wood and Landfill Gas	168	1	167	1
Source not specified	4,961	19	4,031	16
Total purchased power	13,006	50	10,540	42
Total system load	26,226	100%	25,295	100%
Less: wholesale sales	(6,000)		(5,946)
Retail load requirement	20,226		19,349